EXHIBIT 99.1

Chittenden Corporation
2 Burlington Square
P.O. Box 820
Burlington, Vermont 05402-0820	Kirk W. Walters
802-658-4000	(802) 660-1561

For Immediate Release

November 28, 2007	66/07

CHITTENDEN STOCKHOLDERS APPROVE MERGER WITH PEOPLE’S UNITED

BURLINGTON VT, November 28, 2007 – Chittenden Corporation (NYSE: CHZ) announced today that Chittenden stockholders voted to approve the Agreement and Plan of Merger providing for the acquisition of Chittenden by People’s United Financial, Inc. (Nasdaq: PBCT) at Chittenden’s special meeting of stockholders held on November 28, 2007. The number of shares of Chittenden common stock voting to approve the merger agreement represented approximately 97% of the shares voted and 74% of the total number of outstanding shares. The proposed merger is expected to close on or about January 1, 2008, following the satisfaction or waiver of all of the conditions set forth in the merger agreement, including the receipt of all required regulatory approvals.

People’s United previously announced that December 24, 2007 has been set as the deadline for merger consideration elections in connection with the pending merger. Chittenden stockholders wishing to make an election regarding the consideration they would prefer to receive for their Chittenden shares must deliver to Mellon Investor Services LLC, the exchange agent, properly completed Election Forms and Letters of Transmittal, together with their stock certificates or properly completed notices of guaranteed delivery, by 5:00 P.M., New York City time, on Monday, December 24, 2007. Election Forms and Letters of Transmittal were mailed to Chittenden stockholders earlier this week. Additional copies of such materials may be obtained by contacting Mellon Investor Services LLC, the information agent, at 1-877-251-3508 (within the U.S.) or 1-201-680-6805 (outside the U.S.).

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chittenden intends for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure to obtain governmental approvals of the merger, or imposition of adverse regulatory conditions in connection with such approvals; (3) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; and (4) costs or difficulties related to the integration of the businesses following the merger.

For further information on these risk factors and uncertainties, please see Chittenden’s filings with the Securities and Exchange Commission, including Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2006. Chittenden undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

Additional Information about the Merger and Where to Find It

In connection with the proposed acquisition of Chittenden by People’s United, People’s United has filed a registration statement on Form S-4 with the Securities and Exchange Commission containing a proxy statement/prospectus dated October 19, 2007, which has been mailed to Chittenden stockholders. Investors are urged to read these materials, and any other documents filed by People’s United or Chittenden with the SEC, because they contain or will contain important information about People’s United, Chittenden and the merger. The proxy statement/prospectus and other relevant materials, and any other documents filed by People’s United with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Chittenden by directing a written request to Chittenden Corporation, 2 Burlington Square, Burlington, Vermont 05402-0820, Attention: General Counsel.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, Chittenden offers a broad range of financial products and services to customers throughout Northern New England, Massachusetts and Connecticut, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to businesses, individuals, and the public sector. Chittenden’s news releases, including earnings announcements, are available on its website at www.chittendencorp.com.

[1]	Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, Ocean Bank and Merrill Merchants Bank. Chittenden Trust Company also operates under the names Chittenden Bank, Chittenden Services Group, Chittenden Mortgage Services and Chittenden Commercial Finance, and it owns Chittenden Insurance Group, LLC and Chittenden Securities, LLC.